UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2018

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Crosspark Road, Suite E126 Coralville, IA	52241
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02 Results of Operations and Financial Condition.

On October 4, 2018, KemPharm, Inc. (the “Company”) filed a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) relating to a proposed underwritten public offering of common stock (the “Offering”), which contained preliminary financial results for the quarter ended September 30, 2018. As of September 30, 2018, the Company estimates that it had approximately $14.1 million in cash, cash equivalents and short-term investments, and 16,042,018 shares of its common stock outstanding. These estimates are preliminary since the Company’s final reviewed financial statements as of and for the three and nine months ended September 30, 2018 are not yet available. The number of shares of our common stock outstanding as of September 30, 2018 does not include shares of common stock underlying options or warrants or issuable upon conversion of convertible debt outstanding as of such date, or shares available for future grant under our equity incentive plan as of such date.

The preliminary financial data included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, the Company’s management. There can be no assurance that our cash, cash equivalents and short-term investments or our number of shares of common stock outstanding as of September 30, 2018 will not differ from this estimate when our financial statements for the period are finalized and reviewed, including as a result of period-end closing and audit procedures or review adjustments. Any such changes could be material.

RSM US LLP has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data. Accordingly, RSM US LLP does not express an opinion or any other form of assurance with respect thereto.

Item 8.01 Other Events.

On October 4, 2018, the Company issued a press release announcing the proposed Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The preliminary prospectus described above also included the following disclosure:

“Following the pricing of this offering, we expect to enter into an Exchange Agreement with certain holders of our 5.50% Senior Convertible Notes due 2021, or the 2021 Notes. Under the Exchange Agreement, the holders will exchange an aggregate of $9,577,074 principal amount of 2021 Notes for an aggregate of 9,577.074 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, or the Series A Preferred Stock. We expect to file a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Secretary of State of the State Delaware, or the Certificate of Designation, setting forth the preferences, rights and limitations of the Series A Preferred Stock.

Each share of Series A Preferred Stock will have an aggregate stated value of $1,000 and will be convertible into shares of our common stock at a per share price equal to the public offering price per share for this offering (subject to adjustment to reflect stock splits and similar events). The Series A Preferred Stock is convertible at any time at the option of the holder, provided that, holders of Series A Preferred Stock will be prohibited from converting shares of Series A Preferred Stock into shares of common stock if, as a result of such conversion, such holders (together with certain affiliates and “group” members) would beneficially own more than 4.985% of the total number of shares of common stock then issued and outstanding. The Series A Preferred Stock is not redeemable. In the event of our liquidation, dissolution or winding up, the holders of the Series A Preferred Stock will receive an amount equal to $0.0001 per share, plus any declared but unpaid dividends, and thereafter will share ratably in any distribution of our assets with holders of our common stock on an as-converted basis. With respect to rights upon liquidation, the Series A Preferred Stock ranks senior to our common stock and junior to existing and future indebtedness. Except as otherwise required by law (or with respect to approval of certain actions involving our organizational documents that materially and adversely affect the holders of Series A Preferred Stock), the Series A Preferred Stock does not have voting rights. The Series A Preferred Stock is not subject to any price-based anti-dilution protections and does not provide for any accruing dividends, but provides that holders of Series A Preferred Stock will participate in any dividends on our common stock on an as-converted basis (without giving effect to the limitation on conversion described above). The Certificate of Designation for the Series A Preferred Stock also provides for partial liquidated damages in the event that we fail to timely convert shares of Series A Preferred Stock into common stock in accordance with the Certificate of Designation.

We expect that the Exchange Agreement will contain customary representations, warranties and covenants made by us and the purchasers of Series A Preferred Stock. We also anticipate that an Exchange Agreement would require us to reimburse the purchasers for up to $25,000 of expenses relating to the exchange.

While our board of directors has approved the entry into the Exchange Agreement and the filing of the Certificate of Designation and the terms of the Exchange Agreement and the Certificate of Designation are substantially final, we cannot guarantee that we will enter into the Exchange Agreement or file the Certificate of Designation following the pricing of this offering. The foregoing descriptions of the Exchange Agreement and Certificate of Designation are qualified in their entirety to copies of the Exchange Agreement and Certificate of Designation that we anticipate filing on a Current Report on Form 8-K.”

Forward Looking Statements

This Current Report on Form 8-K, including the press release incorporated herein by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the Offering, the Company’s expectations regarding the use of proceeds from the Offering, the entry into an Exchange Agreement and filing of a Certificate of Designation, the preliminary financial results for the quarter ended September 30, 2018, and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and such other factors as are set forth in the risk factors detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 10, 2018, and the preliminary prospectus supplement filed with the SEC on October 4, 2018 under the heading “Risk Factors.” In addition, the forward-looking statements included in this 8-K, including the press release incorporated herein by reference, represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMPHARM, INC.

	By:	/s/ R. LaDuane Clifton
Date: October 4, 2018		R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer